SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

AVISTAR COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AVISTAR COMMUNICATIONS CORPORATION
1875 S. GRANT STREET, 10TH FLOOR
SAN MATEO, CA 94402

November __, 2009

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

This information statement is being provided to the stockholders of Avistar Communications Corporation, or the Company or Avistar.  The Board of Directors, or the Board, and the Company's majority stockholders have approved the Company's 2009 Equity Incentive Plan.  As a matter of regulatory compliance, we are sending you this information statement, which describes the purpose and effect of the aforementioned plan.

The Board is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this information statement is to notify you of the action, already approved by the Board and by written consent of Company stockholders holding a majority of the Company's outstanding stock, to adopt the Company's 2009 Equity Incentive Plan.  A copy of the 2009 Equity Incentive Plan is attached to this information statement as Appendix A.

The enclosed information statement is being mailed on or about November __, 2009 to stockholders of record as of the close of business on November 16, 2009.  You are urged to read the enclosed information statement in its entirety.

Please feel free to call us at (650) 525-3300 should you have any questions on the enclosed information statement.  We thank you for your continued interest in the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTER DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

For the Board of Directors of AVISTAR COMMUNICATIONS CORPORATION

By:
Robert F. Kirk
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE FREE OF CHARGE AT _________________. WE ARE NOT ASKING YOU FOR A PROXY.

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

AVISTAR COMMUNICATIONS CORPORATION
1875 S. Grant Street, 10th Floor
San Mateo, CA 94402
Phone: (650) 525-3300

November __, 2009

GENERAL INFORMATION

This information statement is furnished to the holders of common stock of Avistar Communications Corporation, a Delaware corporation, in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Regulation 14C under the Exchange Act.  The purpose of this information statement is to inform all stockholders of the approval of the Avistar Communications Corporation 2009 Equity Incentive Plan, or the Plan, as set forth in Appendix A.

On September 29, 2009, the Board adopted resolutions pursuant to written consent approving the Plan and the Board recommended that the stockholders approve the Plan.  In order to eliminate the costs and management time involved in holding a special meeting, and in order to accomplish the purposes of the Company as early as possible, the Board decided to utilize the written consent of the stockholders of a majority of the outstanding shares of the Company.

On November __, 2009, the Company received written consents in lieu of a meeting of stockholders from stockholders of ____________ shares representing approximately __% of the ____________ total issued and outstanding shares of voting stock of the Company, or the Majority Stockholders, approving the Plan.

According to Section 228 of the Delaware General Corporation Law, any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  The Majority Stockholders approved the action by written consent in lieu of a meeting on November __, 2009, in accordance with Delaware General Corporation Law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to the information statement over the Internet. Accordingly, we are sending a Notice of Internet Availability of Information Statement (the "Notice") to our stockholders of record and beneficial owners.  All stockholders will have the ability to access the information statement on the website referred to in the Notice or request to receive a printed set of the information statement.  Instructions on how to access the information statement over the Internet or to request a printed copy may be found in the Notice.  In addition, stockholders may request to receive future proxy materials or similar mailings in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•	view the information statement on the Internet; and

•	instruct us to send future proxy materials or similar mailings to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.  If you choose to receive future proxy materials or similar mailings by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

1

VOTING SECURITIES

The Board fixed the close of business on November 16, 2009 as the record date, or the Record Date, for the determination of stockholders who are entitled to vote on the approval of the Avistar Communications Corporation 2009 Equity Incentive Plan.

Each share of our common stock entitles the holder to one vote on each matter submitted to the stockholders.  However, because the stockholders holding at least a majority of the outstanding shares of common stock as of the Record Date have voted in favor of the foregoing actions by written consent; and having sufficient voting power to approve such proposal through their ownership of the capital stock, no other consents will be solicited in connection with this information statement.

You are being provided with this information statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not be effective until at least 20 calendar days after the mailing of this information statement.

This information statement is being mailed on or about November __, 2009 to all stockholders of record as of November 16, 2009.  As of November 16, 2009, there were 38,976,591 shares of common stock outstanding.

On November  ___, 2009, the holders of ____________ shares representing approximately __% of the ____________ shares of common stock then outstanding executed and delivered to the Company a written consent approving the action set forth herein.  Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this information statement.

Section 228 of DGCL provides in substance that unless the Company's certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 annual meeting of stockholders of the Company, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2010 annual meeting of stockholders must be received by the Company no later than December 31, 2009.

The SEC rules establish a different deadline with respect to discretionary voting, or the Discretionary Vote Deadline, for stockholder proposals that are not intended to be included in a company's proxy statement.  The Discretionary Vote Deadline for our 2010 annual meeting of stockholders is March 16, 2010, which is 45 days prior to the anniversary of the mailing date of our 2009 proxy statement.  If a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2010 annual meeting of stockholders.

Section 2.2 of the Company's bylaws provides that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days in advance of the date specified in the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders.

The estimated mailing date for the Company's proxy statement relating to its 2010 Annual Meeting of stockholders is April 29, 2010 and therefore, for a stockholder proposal to be timely for purposes of Section 2.2 of the bylaws of the Company, it must be delivered to or mailed and received at the principal executive offices of the Company no later than March 28, 2010.  Since the bylaw deadline occurs after the Discretionary Vote Deadline, a stockholder proposal received after the Discretionary Vote Deadline but before the bylaw deadline would be eligible to be presented at the 2010 annual meeting of stockholders, but we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote for or against the proposal at the 2010 annual meeting of stockholders without including any disclosure of the proposal in the proxy statement relating to such meeting.

The foregoing deadlines assume that the Company's 2010 annual meeting of stockholders will be held within 30 days of the anniversary date of the 2009 Annual Meeting.  If the Company elects to hold the 2010 annual meeting of stockholders on a date that is more than 30 days before or after June 3, 2010, the Company will include revised deadlines in an annual report on Form 10-K or a quarterly report on Form 10-Q filed with the SEC.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of November 16, 2009, the Record Date, by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all our officers and directors as a group.  Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to applicable community property laws.  Except as otherwise noted, the address of each person listed on the table is c/o Avistar Communications Corporation, 1875 S. Grant Street, 10th Floor, San Mateo, California 94402.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned (1)
Dr. Gerald J. Burnett (2)	16,439,700	42.2%
R. Stephen Heinrichs (3)	7,208,502	18.4%
William L. Campbell (4)	2,296,119	5.7%
Stephen M. Epstein (5)	161,699	*
Dr. J. Chris Lauwers (6)	1,177,413	3.0%
Robert F. Kirk	10,000	*
Dr. Anton F. Rodde (7)	783,138	2.0%
Dr. Robert M. Metcalfe (8)	369,050	*
Craig F. Heimark (9)	502,052	1.3%
James W. Zeigon (10)	191,750	*
Elias A. MurrayMetzger (11)	204,345	*
All directors and current executive officers as a group (12 persons) (12)	29,343,768	68.4%

*	Less than 1%
(1)
Applicable percentage ownership is based on 38,976,591 shares of common stock outstanding as of November 16, 2009, together with applicable options or warrants for such stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after November 16, 2009 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)
The shares are held by Dr. Burnett as a co-trustee of a marital trust, as to which he has sole voting and dispositive power.  Also included above are 25,000 shares of common stock that may be acquired by Dr. Burnett upon exercise of stock options exercisable within 60 days after November 16, 2009.

(3)
6,449,523 shares are held by Heinrichs Revocable Trust, of which Mr. Heinrichs serves as a co-trustee and as to which he has sole voting and dispositive power.  615,229 shares are held indirectly by Mr. Heinrichs through Fairview Financial Corporation, over which Mr. Heinrichs has sole voting and investment power.  Also included above are 143,750 shares of common stock that may be acquired by Mr. Heinrichs upon exercise of stock options exercisable within 60 days after November 16, 2009.

(4)
The shares are held by Mr. Campbell as co-trustee of a marital trust, as to which he has sole voting and investing power.  Also included above are 1,205,000 shares of common stock that may be acquired by Mr. Campbell upon exercise of stock options exercisable within 60 days after November 16, 2009.

(5)	Mr. Epstein's shares include 161,699 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after November 16, 2009.
(6)	Mr. Lauwers shares include 834,388 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after November 16, 2009.
(7)	Dr. Rodde's shares include 783,138 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after November 16, 2009.
(8)	Dr. Metcalfe's shares include 305,250 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after November 16, 2009.
(9)	Mr. Heimark's shares include 136,250 shares of common stock that may be acquired upon exercise of stock options within 60 days after November 16, 2009.
(10)	Mr. Zeigon's shares include 183,750 shares of common stock that may be acquired upon exercise of stock options within 60 days after November 16, 2009.
(11)	Mr. MurrayMetzger’s shares include 129,433 shares of common stock that may be acquired upon exercise of stock options within 60 days after November 16, 2009.
(12)	Includes 3,907,658 shares of common stock that may be acquired upon exercise of stock options exercisable within 60 days after November 16, 2009.

3

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

The Company's employees do not receive any additional compensation for serving on the Board or its committees.  Non-employee directors receive an annual fee of $10,000, if not waived by the director.  All of the Company's directors may be reimbursed for reasonable travel expenses incurred in attending board of directors meetings.  In 2008, each of the Company's directors waived all but $2,500 of the customary annual fee.

The Company's 2000 Director Option Plan or the Director Plan, provides options to purchase common stock to non-employee directors of the Company pursuant to an automatic non-discretionary grant mechanism.  The exercise price of the options is 100% of the fair market value of the common stock on the grant date.  The Director Plan currently provides for an initial grant, or the Initial Grant, to a non-employee director of an option to purchase 50,000 shares of common stock.  Subsequent to the Initial Grant, each non-employee director is granted an option to purchase 25,000 shares of common stock, or the Subsequent Grant, automatically on January 1 of each year, provided that the non-employee director has served on the Board for at least the preceding six months.

Each director who is a member of the Audit Committee of the Board is granted an additional option to purchase common stock, a Subsequent Audit Committee Option, automatically on January 1 of each year, provided he or she is then a member of the Audit Committee of the board of directors.  In addition, the Chairman of the Audit Committee is awarded an option to purchase 10,000 shares of our common stock, while all other members of the committee are awarded an option to purchase 5,000 shares of our common stock.

The Director Plan provides for the following:(i) options granted under the plan shall continue to vest and be exercisable for so long as the option holder remains a director or consultant to the Company, subject to the term of the option; (ii) the time period for optionees to exercise options following the date on which they are no longer a director or consultant to the Company continues for a period of time that is determined by that service provider's length of service, and (iii) the Board has the authority to make amendments to the Director Plan applicable to all options granted under the Director Plan, including options granted prior to the effective date of the amendment.  The term of the options granted under the Director Plan is ten years, but the exercise period of such options may be extended until the second anniversary of a director's termination depending on the director's length of service with the Company, or 12 months following the termination, if such termination is due to death or disability.  The Initial Grants and the Subsequent Grants become exercisable at a rate of one-fourth of the shares on the first anniversary of the grant date, and then 1/48 of the shares during each subsequent month.  In January 2009, Messrs. Campbell, Heinrichs, Zeigon and Dr. Burnett and Dr. Metcalfe were each granted a Subsequent Grant to purchase 25,000 shares of the Company's common stock at an exercise price of $0.88 per share.

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by members of the Board for the fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)		Total ($)
Gerald Burnett (1)	$2,500	—	$2,018	—	—	—		$4,518
William Campbell (1)	$2,500	—	$36,703	—	—	—		$39,203
Craig Heimark (1)	$2,500	—	$52,018	—	—	$375	(2)	$54,893
R. Stephen Heinrichs (1)	$2,500	—	$36,504	—	—	—		$39,004
Robert F. Kirk (3)	$—	—	$—	—	—	—		$—
Robert Metcalfe (1)	$2,500	—	$43,805	—	—	—		$46,305
Simon Moss (1)(4)	$368,254	—	$400,526	—	—	—		$768,780
James Zeigon (1)	$2,500	—	$52,039	—	—	—		$54,539

(1)
These amounts represent the accounting charge taken in 2008 for awards made in or prior to 2008, disregarding an estimate of forfeitures related to service-based vesting conditions, and are not necessarily an indication of which directors received the most gains from previously-granted equity awards.  Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment."  For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 7 of our 2008 Annual Report on Form 10-K filed on March 31, 2009.

(2)	This amount represents reimbursement of travel expenses associated with attendance at a Board Meeting.
(3)	Mr. Kirk was appointed to the Board of Directors on July 15, 2009.
(4)	Mr. Moss terminated his employment with the Company as our Chief Executive Officer on July 8, 2009. He also resigned as a member of our Board.

4

Executive Compensation

The following table presents information concerning the total compensation of the Company's chief executive officer, former chief executive officer and the three other most highly compensated officers, or the named executive officers, for services rendered to the Company in all capacities for the fiscal years ended December 31, 2008 and December 31, 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Discretion-ary Non-Plan Based Bonus ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)(2)		Total ($)
Robert F. Kirk (3) Chief Executive Officer	2008 2007		— —		— —	— —		— —	— —	— —		— —		— —
Simon Moss (4) Former Chief Executive Officer	2008 2007	$ $	258,333 136,092	$ $	109,921 —	— —	$ $	28,536 1,550,330	— —	— —		— —	$ $	396,790 1,686,422
Darren P. Innes (5) Former General Manager, Global Sales	2008 2007	$ $	228,000 40,900	$ $	12,000 —	— —	$ $	27,421 375,610	— —	— —	$ $	51,324 —	$ $	318,745 416,510
Stephen Epstein (6) Chief Marketing Officer	2008 2007	$ $	216,490 —	$ $	27,000 —	— —	$ $	238,532 —	— —	— —		— —	$ $	482,022 —
Anton Rodde President; Intellectual Property Division	2008 2007	$ $	242,854 243,078	$ $	60,000 —	— —	$ $	28,563 265,685	— —	— —		— —	$ $	331,417 508,763

(1)
Amounts represent the accounting charge taken in 2008 for awards made in or prior to 2008 disregarding an estimate of forfeitures related to service-based vesting conditions, and are not necessarily an indication of which officers received the most gains from previously-granted equity awards.  Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment."  For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 7 of our 2008 Annual Report on Form 10-K filed on March 31, 2009.

(2)	Compensation reflects bonus based on direct sales paid during the fiscal year.
(3)	Mr. Kirk joined the Company on July 14, 2009.
(4)	Mr. Moss terminated his employment with the Company on July 8, 2009.
(5)	Mr. Innes joined Avistar on November 1, 2007. He terminated his employment with the Company on August 28, 2009.
(6)	Compensation for Mr. Epstein is provided only for fiscal 2008 because he joined the Company in 2008, and he was not a Named Executive Officer in fiscal 2007.

5

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended December 31, 2008.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexer-cised Options (#) Exercise-able (1)	Number of Securities Underlying Unexer-cised Options (#) Unexercise-able (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Option (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert F. Kirk Chief Executive Officer	—	—	—		—	—
Simon Moss Former Chief Executive Officer	70,921 272,829 62,500 24,916	212,763 543,487 187,500 33,222		$ $ $ $	1.4100 1.4100 0.6100 0.8600	11/1/2017 11/1/2017 12/5/2017 4/16/2018
Anton Rodde President; Intellectual Property Division	300,000 18,750 46,875 12,500 18,750 16,523 2,227 0 75,000 62,500 24,916	0 9,375 0 18,750 0 31,250 0 152,951 72,049 187,500 33,222		$ $ $ $ $ $ $ $ $ $ $	2.2900 2.9100 2.9100 1.5200 1.5200 1.6000 1.6000 1.2698 1.2698 0.6100 0.8600	12/10/2013 4/20/2015 4/20/2015 4/18/2016 4/18/2016 4/18/2017 4/18/2017 10/17/2017 10/17/2017 12/5/2017 4/16/2018
Darren P. Innes Former General Manager, Global Sales	120,481 4,519 2,500 23,919	361,443 13,557 7,500 31,895		$ $ $ $	0.8300 0.8300 0.6100 0.8600	11/1/2017 11/1/2017 12/5/2017 4/16/2018
Stephen Epstein Chief Marketing Officer	0 0 22,424 0	247,007 2,993 1 29,899		$ $ $ $	0.9400 0.9400 0.8600 0.8600	1/23/2018 1/23/2018 4/16/2018 4/16/2018

(1)
The options identified above generally vest over a four-year period with 1/4th of the shares vesting on the first anniversary of the vesting commencement date and 1/16th of the shares subject to the option vesting at the end of each subsequent three month period until the option is fully vested.  These options are also included in the Summary Compensation Table and do not constitute additional compensation.

6

Employment Arrangements and Change of Control Arrangements

Avistar entered into an Employment Agreement with Robert F. Kirk, Avistar's Chief Executive Officer effective as of July 14, 2009.  Pursuant to this agreement, if Mr. Kirk's employment is terminated without cause and he executes a standard release of claims with the Company, he is entitled to receive:

•	Payment of his base salary for a period of six months following his termination;

•	Six months of additional exercisability of vested stock options held by Mr. Kirk, measured from the termination date;

•	Reimbursement for the cost of continued life insurance and health plan coverage for a period of six months from the date of his termination; and

•
The portion of the projected bonus for the fiscal year in which such termination of employment occurs, accrued up to the date of termination as determined by the Company's Compensation Committee in its sole discretion.

In the event of a change of control, 50% of the shares subject to Mr. Kirk's stock options will immediately become fully vested and exercisable.  The Employment Agreement entered into by the Company with Mr. Kirk will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Pursuant to the agreement, a change of control is deemed to occur:

(i)           upon any person becoming a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities, except Gerald J. Burnett;

(ii)           upon consummation of a merger or consolidation of the Company as a result of which its stockholders just prior to such event have less than 50% of the voting power of the surviving entity; or

(iii)           upon the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

On July 8, 2009, Simon Moss resigned voluntarily from all positions he held with the Company, including his positions as Chief Executive Officer and a member of the Board.  In connection with his resignation and in recognition of his contributions to the Company, the Company entered into a Separation Agreement and Release with Mr. Moss on July 9, 2009.  This agreement provides as follows:

The Company will pay Mr. Moss a total of Two Hundred Seventy Thousand Dollars ($270,000.00), at the rate of Twenty-Two Thousand Five Hundred Dollars ($22,500.00) per month, less applicable withholding, for twelve (12) months from the first regular payroll date following the expiration of the Consulting Period described below.

The Company will reimburse Mr. Moss for COBRA coverage for a period of thirteen (13) months and for payments for a $50,000 life insurance policy, up to a maximum of $100.00 per month, for a period of twelve (12) months.

The Company will pay Executive a bonus in the amount of Sixty Thousand Dollars ($60,000.00), less applicable withholding, within ten (10) business days.

With respect to all shares subject to options under the Stock Agreements that are vested as of July 8, 2009, Mr. Moss will be entitled to exercise such shares for a period of twelve (12) months from July 8, 2009.

Transitional Services.  For one month starting on July 8, 2009, Mr. Moss will make himself reasonably available to serve as a Consultant to the Company.  During this period, Mr. Moss will assist in the orderly transition of his employment, including the transition of client relationships, and otherwise assist the Company as requested by the Chairman of the Board or other designated officer or board member.  As consideration for the consulting services, the Company will pay Mr. Moss a lump sum equivalent to one (1) month of base salary, for a total of Twenty-Two Thousand Five Hundred Dollars ($22,500.00).

Further Transitional Services.  For a period not to exceed two (2) months following the expiration of the consulting period, Mr. Moss may provide further transition assistance to the Company, as needed.

Mutual Release. Subject to certain exceptions, the Company and Mr. Moss agreed to release any claims they may have against each other arising on or prior to the date of the agreement.

7

APPROVAL OF THE COMPANY'S 2009 EQUITY INCENTIVE PLAN

The Company's 2009 Equity Incentive Plan, or the Plan, was adopted unanimously by the Board on September 29, 2009 and was also approved by the Company's Majority Stockholders, pursuant to written consent, as of November __, 2009.

Description of the 2009 Equity Incentive Plan

The following is a summary of the principal provisions of the Plan, which summary is qualified in its entirety by reference to the full text of the Plan which is attached as Appendix A.

General.  The Plan provides for the grant of the following types of incentive Awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock and (iv) restricted stock units.  Each of these is referred to individually as an "Award."  Those who will be eligible for Awards under the Plan include employees, directors and consultants who provide services to the Company and its affiliates.  As of November 16, 2009, approximately 56 of our employees, directors and consultants would be eligible to participate in the Plan.

Administration.  Our Board or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board (referred to as the Administrator), will administer the Plan.  To make grants to certain of our officers and key employees, the members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Exchange Act, and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, (so that we can receive a federal tax deduction for certain compensation paid under the Plan). The Administrator has the authority to administer and interpret the Plan, to select the employees, directors and consultants to whom Awards may be granted; to determine whether and to what extent Awards are granted hereunder; to determine the number of shares or the amount of other consideration to be covered by each award granted hereunder; to approve forms of Award Agreements for use under the Plan; to determine the terms and conditions of any award granted hereunder; to amend the terms of any outstanding Award granted under the Plan; to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan; to implement an exchange program whereby outstanding Awards may be cancelled in exchange for new Awards (including new stock options with a lower exercise price) and to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Eligibility.  The Administrator may select from among the employees, directors and consultants, to whom Awards will be granted under the Plan, provided that consultants are not eligible to receive incentive stock options.

Shares Subject to the Plan.  The maximum aggregate number of shares that may be subject to Awards and sold under the Plan is 12,543,791 shares, which is composed of (i) 2,508,325 shares that, as of September 21, 2009, have been reserved but not issued pursuant to any awards granted under the Avistar Communications Corporation 2000 Stock Option Plan, or the 2000 Plan, and are not subject to any awards granted thereunder, and (ii) up to an additional 10,035,466 shares subject to stock options or similar awards granted under the 2000 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company.  The shares may be authorized, but unissued, or reacquired common stock.  In addition, the Plan as with the 2000 Plan, provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year beginning in fiscal 2010, equal to the lesser of (i) 6,000,000 shares, (ii) 4% of the outstanding shares of our Common Stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as determined by the Board.

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Award Limitations.  Subject to appropriate adjustments in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year any Award covering more than 3,000,000 shares of common stock, provided however, that the Company may make an additional one-time grant to any newly-hired employee of an Award for up to an additional 4,500,000 stock options or stock appreciation rights, or 1,000,000 shares of common stock subject to a restricted stock or restricted stock unit Award.

Incentive Stock Options and Non-Qualified Stock Options.  The option granted shall be designated as either an incentive stock option or a non-qualified stock option under the option agreement.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of shares subject to Awards designated as incentive stock options which become exercisable for the first time by an optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as non-qualified stock options.

Stock Appreciation Rights.  The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant.  We may pay the appreciation in either cash, shares of common stock, or a combination thereof.  The Administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Plan, provided, however, that the exercise price may not be less than 100% of the Fair Market Value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.  The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant's service with the Company for any reason (including death or disability).  The Administrator will determine the number of shares granted pursuant to an Award of restricted stock.

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Restricted Stock Units.  Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied.  For example, the Administrator may set vesting criteria based on the achievement of specific performance goals.  The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units.  Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout as specified in the Award agreement.  The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof.  On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company.  The Administrator determines the number of restricted stock units granted to any participant.

Performance Goals. Awards of restricted stock and restricted stock units under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes and depreciation, net income, cash flow, expenses, the market price of a share of common stock, earnings, return on stockholder equity, return on capital, product quality, economic value added, number of customers, market share, return on investments, profit after taxes, customer satisfaction, business divestitures and acquisitions, supplier awards from significant customers, new product development, working capital, individual objectives, time to market, return on net assets, and sales.  The performance goals may differ from participant to participant and from Award to Award.  Any criteria used may be measured in absolute terms, compared to other companies, measured against our performance as a whole or a segment of ours and/or measured on a pre-tax or post-tax basis, if applicable.

Transferability of Awards.  Awards granted under the Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant.

Change in Control.  In the event of a change in control of the Company, each outstanding Award will be treated as the Administrator determines without a participant's consent, including without limitation, that such Awards may be (i) assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation, (ii) that the Awards will be terminated, or (iii) that Awards will vest and become exercisable or payable effective upon the closing of the change in control.  In the event that the successor corporation, or parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment, Suspension or Termination of the 2009 Equity Incentive Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the Plan to the extent required by any applicable laws.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us.

Duration.  The Plan shall continue in effect for a term of ten (10) years unless sooner terminated.

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Number of Awards Granted to Employees, Consultants, and Directors

As of November __, 2009, no awards have been granted under the Plan although options are outstanding under the 2000 Plan.

However in October 2009, the compensation committee of the Board approved awards of restricted stock units, subject to stockholder approval of the Plan and certain other additional conditions, to the following executive officers:
Name of Officer	Number of RSU's
Stephen Epstein	200,000
Chris Lauwers	400,000
Lester Ludwig	100,000
Marty McFadden	100,000
Elias MurrayMetzger	100,000
Tony Rodde	200,000
Rima Van-Hill	100,000
Stephen Westmoreland	200,000
1,400,000

The number of Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth the aggregate number of shares of common stock subject to options granted under the 2000 Plan during the last fiscal year, and the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Dollar Value of Options
All executive officers, as a group	701,117	$0.89	$434,459
All directors who are not executive officers, as a group	170,000	0.36	54,927
All employees who are not executive officers, as a group	1,588,201	$0.87	$843,613

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to us and U.S. taxpayers of Awards granted under the Plan.  Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

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Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units.  A participant generally will not have taxable income at the time an Award of restricted stock or restricted stock units, are granted.  Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.  However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Us; Section 162(m).  We generally will be entitled to a tax deduction in connection with an Award under the  Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to our chief executive officer (i.e., our principal executive officer) and to each of our three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer).  Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid.  The Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND AVISTAR WITH RESPECT TO AWARDS UNDER THE PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the SEC.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System or EDGAR.

EFFECTIVE DATE OF RATIFICATION

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after the date on which this information statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated hereby will be effective on or about the close of business on December __, 2009.

By Order of the Board of Directors
By:
Robert F. Kirk
Chief Executive Officer

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APPENDIX A

AVISTAR COMMUNICATIONS CORPORATION

2009 EQUITY INCENTIVE PLAN

AVISTAR COMMUNICATIONS CORPORATION

2009 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person (other than Gerald J. Burnett and his affiliates) or more than one person acting as a group, (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, provided that the sale or grant of an exclusive license to the Company’s patent porfolio alone will not be considered a Change of Control.  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and the final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board,  in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Avistar Communication Corporation, a Delaware corporation, or any successor thereto.

(k) “Consultant” means any individual, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.  For the avoidance of doubt, the term “Consultant” shall not include any entity or any non-natural person.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(w) “Participant” means the holder of an outstanding Award.

(x) “Performance Goal” means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) earnings before interest, taxes and depreciation, (vii) net income, (viii) cash flow, (ix) expenses, (x) the market price of the Share, (xi) earnings, (xii) return on stockholder equity, (xiii) return on capital, (xiv) product quality, (xv) economic value added, (xvi) number of customers, (xvii) market share, (xviii) return on investments, (xix) profit after taxes, (xx) customer satisfaction, (xxi) business divestitures and acquisitions, (xxii) supplier awards from significant customers, (xxiii) new product development, (xxiv) working capital, (xxv) individual objectives, (xxvi) time to market, (xxvii)  return on net assets, and (xxviii) sales.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(y) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, Performance Goals, or the occurrence of other events as determined by the Administrator.

(z) “Plan” means this 2009 Equity Incentive Plan.

(aa) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(bb) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ee) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 12,543,791 Shares, which is composed of (i) 2,508,325 Shares that, as of September 21, 2009, have been reserved but not issued pursuant to any awards granted under the Avistar Communication Corporation 2000 Stock Option Plan (the “2000 Plan”) and are not subject to any awards granted thereunder, and (ii) up to an additional 10,035,466 Shares subject to stock options or similar awards granted under the 2000 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase.  The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2010 Fiscal Year, in an amount equal to the lesser of (i) 6,000,000 Shares, (ii) four percent (4%) of the number of Shares outstanding on the last day of the immediately preceding Fiscal Year, calculated on a fully diluted basis, and (iii) such lesser number of Shares as may be determined by the Board.

(c) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable or necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility and Limitations.

(a) Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

(b) Limitations.  The following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any Fiscal Year, (A) Options or Stock Appreciation Rights to purchase more than 3,000,000 Shares, (or B) Restricted Stock and Restricted Stock Units covering more than 3,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted (A) Options or Stock Appreciation Rights to purchase up to an additional 4,500,000 Shares, or (B) Restricted Stock or Restricted Stock Units covering up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13(a).

6. Stock Options.

(a) Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement.  Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option.  The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) consideration received by the Company under a net exercise program implemented by the Company in connection with the Plan, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms.  The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability.  Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), Performance Goals, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11. Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Limited Transferability of Awards.

(a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”), or (iv) if applicable, if such transferred Award would be eligible for registration under Exchange Act Form S-8.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby (or any related or similar California exemption) with respect to the Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the proceeding paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 13(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan.  Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board.  Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Information to Participants.  Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information.  The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential.  If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.